                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                         KELLWOOD COMPANY
       ----------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


                         KELLWOOD COMPANY
       ----------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:

   ---------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:

   ---------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

   ---------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:

   ---------------------------------------------------------------------

   5)  Total fee paid:

   ---------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   ---------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:

   ---------------------------------------------------------------------

   3)  Filing Party:

   ---------------------------------------------------------------------

   4)  Date Filed:

   ---------------------------------------------------------------------

                            KELLWOOD COMPANY

                                  1995

                             PROXY STATEMENT

                            KELLWOOD COMPANY

         600 KELLWOOD PARKWAY, ST. LOUIS COUNTY, MISSOURI 63017

                          1995 Proxy Statement

                                   and

                 Notice of Annual Meeting of Shareowners

   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareowners of Kellwood Company, a Delaware corporation (hereinafter referred to as the "Company"), will be held at 600 Kellwood Parkway, St. Louis County, Missouri, on Thursday, August 24, 1995, at 9:00 A.M. for the following purposes:

     1. To elect six members to the Board of Directors to hold office for a period of two years and until their successors are duly elected and qualified;

     2. To consider and vote upon approval of the Kellwood Company 1995 Omnibus Incentive Stock Plan;

     3. To consider and vote upon approval of the Kellwood Company 1995 Stock Option Plan for Nonemployee Directors; and

     4. To transact such other business as may properly come before the meeting, including any adjourned session thereof.

   The Board of Directors has fixed the close of business on June 26, 1995 as the record date for determining shareowners entitled to notice of the aforesaid Annual Meeting and to vote thereat in person or by proxy.

   The Proxy Statement is set forth following this Notice of Annual Meeting. Also accompanying this Notice of Annual Meeting are a Proxy and the Company's Annual Report for the fiscal year ended April 30, 1995.

                               By Order of the Board of Directors

                               Thomas H. Pollihan
                               Vice President, Secretary and
                               General Counsel

 St. Louis, Missouri
 July 13, 1995

                            KELLWOOD COMPANY

                          600 KELLWOOD PARKWAY

                    ST. LOUIS COUNTY, MISSOURI 63017

                                                            APPROXIMATE
                                                          MAILING DATE:
                                                          JULY 13, 1995

                             PROXY STATEMENT

              ANNUAL MEETING OF SHAREOWNERS-AUGUST 24, 1995

                           GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of the accompanying proxy card by the Board of Directors of Kellwood Company, a Delaware corporation (the "Company"), for the Annual Meeting of Shareowners to be held on August 24, 1995. Only shareowners of record at the close of business on June 26, 1995, are entitled to notice of, and to vote (in person or by proxy) at the meeting.

   This Proxy Statement and proxy card are being mailed on or about July 13, 1995. The Company's Annual Report (including financial statements) to its shareowners for the fiscal year ended April 30, 1995, accompanies this Proxy Statement.

   The expense of soliciting proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy card and Proxy Statement and the reasonable costs of brokers, nominees and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. In addition, the Company has engaged Morrow & Co., Inc., a firm specializing in solicitation of proxies, to assist in the current solicitation for an estimated fee of $4,500, plus reimbursement for their out-of-pocket expenses.

 VOTING PROCEDURES

   Shareowners are entitled to one vote per share owned on the record date and, with respect to the election of directors, shareowners have the right to cumulative voting. Under cumulative voting, each shareowner is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares he or she owns, and he or she may cast all of his or her votes for one nominee or distribute them in any manner he or she chooses among any number of nominees.

   If the accompanying proxy card is signed and returned in time, the shares represented thereby will be voted, unless otherwise indicated on the proxy card, in accordance with the specifications thereon. If no contrary specification is made, the proxies intend to vote the shares so represented to elect the largest number of the nominees for directors named herein which can be elected under cumulative voting. If no other persons are nominated for election to the Board, votes represented by all properly executed proxy cards will be distributed in approximately equal numbers among the nominees set forth below. If allocation is necessary, the proxies will use their discretion in making the allocation among nominees. Shareowners who do not wish to have their votes distributed in approximately equal numbers among the nominees or do not want to grant the proxies discretion to allocate, if allocation is deemed necessary by the proxies, should mark their proxy cards to indicate how they wish to have the proxies distribute their votes.

   The proxies reserve the right not to vote and to return to a shareowner any proxy card in which the authority to vote shares represented thereby is made subject to any condition or conditions by such shareowner other than as expressly provided for in the accompanying proxy card.

   The six directors receiving the highest number of the votes at the meeting, present in person or by proxy, will be elected. Those proxies containing instructions to "Withhold Authority" to vote shares for one or all of the nominees will be counted for the purpose of determining a quorum to transact business, but not entitled to vote for the nominee(s) for which voting authority is being withheld. Abstentions and broker non-votes will be counted to determine a quorum, but will not be counted in the election of directors. With respect to proposals 2 and 3, abstentions will be counted in determining voting results but broker non-votes will not.

   The Company's management knows of no matter to be brought before the meeting other than that referred to in Items 1, 2 and 3 of the foregoing Notice of Annual Meeting of Shareowners. However, if any other matters properly come before the meeting, it is intended that the proxy cards in the accompanying form which are duly signed and returned in time will be voted on those matters in accordance with the judgment of the person or persons voting the proxy card. Any shareowner who signs and returns a proxy card may revoke that proxy card at any time prior to the voting thereof either by revoking the proxy card in person at the meeting or by delivering a signed written notice of revocation to the office of the Secretary of the Company before the meeting begins.

 SHAREOWNER PROPOSALS

   Shareowners wishing to include proposals in the Company's Proxy Statement for the 1996 Annual Meeting of Shareowners must submit their proposals so that they are received by the Secretary of the Company at the principal executive offices in St. Louis by March 16, 1996. In addition, Section 2.10 of the Company's By-Laws imposes certain time and information requirements on shareowners wishing to bring business before a shareowner meeting.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   At the close of business on June 26, 1995 (the "record date"), the Company had 21,125,492 shares outstanding. The table listed below contains information concerning each person who is known by the Company to be the beneficial owner of more than five percent of the Company's common stock. To the best of the Company's knowledge, no other persons are beneficial owners of five percent or more of the Company's shares.

                                                                                                 AMOUNT
                                                                                               AND NATURE
                                                              NAME AND ADDRESS                OF BENEFICIAL           PERCENT
                           TITLE OF CLASS                   OF BENEFICIAL OWNER                 OWNERSHIP             OF CLASS
                           --------------                   -------------------               -------------           --------

                     Common Stock                 FMR Corp.
                                                  82 Devonshire Street
                                                  Boston, MA 02109                            1,380,350<F1>            6.54%

                     Common Stock                 Neuberger & Berman
                                                  605 Third Avenue
                                                  New York, NY 10158                          1,789,200<F2>            8.48%

 -----

<F1> As reported on their Schedule 13G dated February 13, 1995, FMR
     Corp., a parent holding company, was the beneficial owner of 1,380,350 shares representing approximately 6.54% of the total shares outstanding on that day. The 1,380,350 shares include 1,254,550 shares beneficially owned by its subsidiary, Fidelity Management & Research Company, a registered Investment Advisor, and 125,800 shares beneficially owned by FMR's subsidiary, Fidelity Management Trust Company, a bank. FMR Corp. has sole voting power for 75,650 of the shares, shared voting power for none of the shares and sole dispositive power for 1,380,350 shares.

<F2> As reported on their Schedule 13G dated February 10, 1995,
     Neuberger & Berman, a registered Broker-Dealer and Investment Advisor, was the beneficial owner of 1,789,220 shares representing 8.48% of the total shares outstanding on that day. Neuberger & Berman has sole voting power for 930,050 shares, shared voting power for 662,950 shares, sole dispositive power for none of the shares, and shared dispositive power for 1,789,220 shares.

                          ELECTION OF DIRECTORS

   The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than 15 directors, with the number of directors to be fixed by the Board, and that the Board shall be divided into two classes, with one class being elected each year for a two-year term. On June 1, 1995, the Board of Directors by resolution amended section 3.1 of the Company's By-laws fixing the number of directors at eleven and, accordingly, six directors are to be elected at the annual meeting to serve for two years or until the 1997 Annual Meeting of Shareowners and until their respective successors shall have been elected and qualified. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the largest number of nominees set forth hereinafter which they can elect under cumulative voting. For a discussion of cumulative voting, see above.

   In the event that any of the following nominees for election as director is not available to serve as a director at the time of election at the meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, the Company's management has no reason to anticipate that any nominees will be unavailable.

                NOMINEES FOR ELECTION TO SERVE UNTIL 1997

 RAYMOND F. BENTELE, AGE 58

   Director of the Company since 1993. President and Chief Executive Officer of Mallinckrodt, Inc. from 1978 until retirement on November 30, 1992. Director of Mallinckrodt Group Inc. (formerly IMCERA Group, Inc. and a manufacturer of medical, specialty chemical and veterinary products). Director of IMC Fertilizer Group, Inc. (food crop mineral nutrients). Director of Leggett & Platt, Inc. (manufacturer of components for the home furnishings industry).

   Member: Compensation and Stock Option Committee.

 EDWARD S. BOTTUM, AGE 61

   Director of the Company since 1981. Chairman and Director, Geo. T. Schmidt, Inc. (manufacturer machines and dies) since 1991. Director, Azar Nut Company (food processing) since 1991. Managing Director, Chase Franklin Corporation (merchant banking) since April 1990. Vice Chairman, Continental Bank N.A. from August 1984, and Continental Bank Corporation from January 1988, until retirement on March 30, 1990. Director and Chairman of the Board of Trustees of The 231 Fund (mutual funds family) since July 1993. Director, Wireless Data Corporation (manufacturer of measurement instruments for harsh environments) since December 1993.

   Member: Audit and Finance Committees.

 KITTY G. DICKERSON, PH.D., AGE 55

   Director of the Company since 1991. Professor and Chair of the Department of Textile and Apparel Management, University of Missouri, Columbia, Missouri from 1986 to Present.

   Member: Audit Committee.

 LEONARD GENOVESE, AGE 61

   President, Genovese Drug Stores, Inc. since 1974. Chairman of the Board of Genovese Drug Stores, Inc. from 1978 to present (chain drug stores). Director of Aid Auto Stores, Inc. (automotive parts supply), and Roosevelt Savings Bank (banking), Garden City, New York.

 HAL J. UPBIN, AGE 56

   President and Chief Operating Officer of the Company from November 22, 1994 to present. Executive Vice President Corporate Development from May 28, 1992 to November 22, 1994. Vice President Corporate Development from November 27, 1990 to May 27, 1992. President of American Recreation Products, Inc. from March 1, 1989 to May 1, 1992, and Director from May 1, 1991 to present. American Recreation Products, Inc. is a wholly-owned subsidiary of the Company.

 FRED W. WENZEL, AGE 79

   Director of the Company since 1961. Chairman Emeritus since May 1, 1991. Chairman of the Board from 1964 to April 30, 1991.

   Member: Executive Committee.

                DIRECTORS CONTINUING TO SERVE UNTIL 1996

 WAI YIU FUNG, AGE 47

   Director of the Company since 1992. Deputy Chairman and Managing Director, Smart Shirts Limited (apparel manufacturer) from November 1, 1990 to present. Senior Vice President, Smart Shirts Limited from December 16, 1975 to November 1, 1990. Smart Shirts Limited is a wholly-owned subsidiary of the Company.

   Member: Finance Committee.

 JERRY M. HUNTER, AGE 43

   Director of the Company since 1994. Partner at Bryan Cave (law firm) from December 1993 to present. General Counsel, National Labor Relations Board, Washington, D.C., from November 1989 to November 1993. Director, Missouri Department of Labor and Industrial Relations from 1986 to 1989. Labor Counsel, Kellwood Company from November 1981 to May 1986.

   Member: Audit Committee.

 JAMES C. JACOBSEN, AGE 60

   Director of the Company since 1975. Vice Chairman since November 22, 1994. Executive Vice President Administration from May 31, 1989 to November 22, 1994. Senior Vice President Finance-Administration from 1988 to 1989. Senior Vice President Finance from 1986 to 1988.

   Member: Executive and Finance Committees.

 JAMES S. MARCUS, AGE 65

   Director of the Company since 1965. A Limited Partner of The Goldman Sachs Group, L.P. (investment bankers) since March 28, 1989. A Limited Partner of Goldman, Sachs & Co. (investment bankers) from December 1, 1982 to March 28, 1989. Director of American Biltrite, Inc.

   Member: Finance and Compensation and Stock Option Committees.

 WILLIAM J. MCKENNA, AGE 68

   Director of the Company since 1982. Chairman and Chief Executive Officer since November 22, 1994. Chairman, President and Chief Executive Officer from May 1, 1991 to November 22, 1994. Chief Executive Officer since 1984. President from 1982 to November 22, 1994. Director of Genovese Drug Stores, Inc. and United Missouri Bancshares, Inc.

   Member: Executive Committee.

 COMPENSATION OF DIRECTORS

   Directors who are employees of the Company receive no compensation for their service as directors. Non-employee directors were compensated for their services at the rate of $23,000 per annum. In addition, each non-employee director receives $1,000 for each Board Meeting and $800 for each Committee meeting attended, not to exceed $1,800 for any one day, and is reimbursed for expenses incurred in attending those meetings.

                    BOARD OF DIRECTORS AND COMMITTEES

   The Board of Directors is responsible for establishing broad corporate policies and for overseeing the general performance of the Company. The Board meets regularly four times per year, and holds special meetings as required. In fiscal 1995, the Board met four times.

   Each director spends considerable time in preparing for and attending Board and Committee meetings. During the Company's most recent fiscal year, each director attended at least 75% of the Board meetings and meetings of Committees to which he or she was appointed.

   The Board has an Executive Committee, Finance Committee, Audit
 Committee and Compensation and Stock Option Committee.

   The Executive Committee, between Board meetings, has all the authority of the Board of Directors in the management of the business affairs of the Company (except for action relating to dividends, stock issuances, and certain fundamental corporate changes). The Executive Committee did not meet during fiscal 1995. On four occasions actions were taken by unanimous written consent after the Committee reviewed proposals circulated to the members.

   The Finance Committee's responsibilities are to study and suggest methods for obtaining the future financing requirements of the Company. The Finance Committee did not meet during fiscal 1995.

   The Audit Committee's responsibilities include recommending to the Board of Directors the independent accountants to be employed for the purpose of conducting the annual examination of the Company's financial statements, discussing with the independent accountants the scope of their examination, reviewing the Company's financial statements and the independent accountants' report thereon with Company personnel and the independent accountants, and inviting the recommendations of the independent accountants regarding internal controls and other matters. The Audit Committee met two times during fiscal 1995.

   The Compensation and Stock Option Committee's responsibilities include approving salaries of executives of the Company, administering and interpreting compensation plans, and granting cash bonuses, stock bonuses and other benefits under such plans. The Compensation and Stock Option Committee met two times during fiscal 1995.

               MANAGEMENT OWNERSHIP OF THE COMPANY'S STOCK

   Under regulations of the Securities and Exchange Commission, persons who have power to vote or to dispose of shares of the Company, either alone or jointly with others, are deemed to be beneficial owners of those shares. The following table shows, as of June 26, 1995, the beneficial ownership of each present director and each nominee for director, and of all present directors and executive officers as a group, of shares of the Company's common stock. This information has been furnished to the Company by the individuals named. As shown in the last column, in some cases a significant number of the shares indicated in the center column as being beneficially owned are actually unissued shares attributable to unexpired options for the Company's common stock which are presently exercisable or first become exercisable within 60 days after June 26, 1995. With the exception of Mr. McKenna who owns approximately 1.32% of the outstanding common stock of the Company, no nominee or present director owns more than 1% thereof. All executive officers and directors as a group own approximately 4.41% of the outstanding common stock.



                                                                                                            NUMBER OF SHARES
                                                                                   NUMBER OF              INCLUDED IN PREVIOUS
                                                                                     SHARES                COLUMN ATTRIBUTABLE
                                       NAME OF INDIVIDUAL                         BENEFICIALLY                TO UNEXPIRED
                                       OR NUMBER IN GROUP                            OWNED                 OPTIONS TO PURCHASE
                                       ------------------                         ------------             -------------------

                     R. F. Bentele........................................              750                        -0-
                     E. S. Bottum.........................................            2,350                        -0-
                     K. G. Dickerson......................................              600                        -0-
                     W. Y. Fung...........................................           15,170                       13,670
                     L. Genovese..........................................            1,845                        -0-
                     J. M. Hunter.........................................            -0-                          -0-
                     J. C. Jacobsen.......................................          116,462<F1>                   42,320
                     J. S. Marcus.........................................              900                        -0-
                     W. J. McKenna........................................          279,128<F2>                   84,450
                     F. W. Wenzel.........................................          209,595                        -0-
                     H. J. Upbin..........................................           34,681                       24,520
                     All directors and executive officers as a group (22
                      persons including those named)......................          931,110                      320,840

 -----

<F1> Does not include 10,200 shares owned by Mr. Jacobsen's children.
     Mr. Jacobsen disclaims beneficial ownership of these shares.

<F2> Does not include 202 shares owned by Mr. McKenna's wife, 1,000 shares owned by his daughter, and 1,000 shares owned by his son. Mr. McKenna disclaims beneficial ownership of these shares.

                   COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows the amount of all compensation earned for services in all capacities to the Company for the last three fiscal years for (i) the Chief Executive Officer, and (ii) the other four most highly paid executive officers (the "Named Officers") at April 30, 1995.

                       SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                           ----------------------------------------
                                               ANNUAL COMPENSATION                   AWARDS              PAYOUTS
                                        ---------------------------------- ------------------------    ------------
                (A)               (B)      (C)          (D)        (E)          (F )          (G)          (H)          (I)
                                                                  OTHER
                                                                  ANNUAL     RESTRICTED                              ALL OTHER
              NAME AND                                           COMPEN-       STOCK        OPTIONS       LTIP        COMPEN-
         PRINCIPAL POSITION       YEAR  SALARY ($)   BONUS ($)  SATION ($) AWARD(S) ($)<F1>   (#)       PAYOUTS ($)   SATION ($)
         ------------------       ----  ----------   ---------  ---------- ---------------- -------    ------------  -----------
   William J. McKenna             1995   $790,000     $      0      0         $      0      152,800         0      $    4,500<F3>
   Chairman, CEO and              1994    740,000      370,000      0          441,783       43,800         0           6,930<F3>
   Director<F5>                   1993    700,000      350,000      0          320,837       43,950         0       2,406,791<F2>

   Enoch Harding, Jr.             1995    231,417      160,000      0                0        8,000         0           5,412<F3>
   Executive Vice President       1994        N/A<F4>      N/A    N/A              N/A          N/A         0             N/A
   Operations                     1993        N/A<F4>      N/A    N/A              N/A          N/A         0             N/A

   James C. Jacobsen              1995    360,000            0      0                0       30,800         0           6,600<F3>
   Vice Chairman and              1994    350,000      140,000      0          176,697       17,100         0           6,945<F3>
   Director                       1993    330,000      130,000      0          119,520       16,200         0           6,846<F3>

   Wai Yiu Fung                   1995    350,000            0      0                0       10,000         0               0
   Deputy Chairman and Managing   1994    326,899       75,000      0                0        7,800         0               0
   Director, Smart Shirts Limited,1993    282,634       50,000      0                0        6,750         0               0
   and Director

   Hal J. Upbin                   1995    323,849            0      0                0       23,700         0           6,500<F3>
   President and Chief            1994    283,000      110,000      0          106,018       12,000         0           5,722<F3>
   Operating Officer              1993    265,000      100,000      0           71,736       10,800         0           5,520<F3>


 -----

<F1> The restricted stock awards attributable to the Named Executives for fiscal years through April 30, 1995, including the awards in Column (f ), which are still subject to restrictions under the Corporate Development Incentive Plan, and valued at the fair market price as of April 30, 1995, are as follows: W. J. McKenna, 30,161 shares at $531,738; E. Harding, 0 shares; J. C. Jacobsen, 11,669 shares at $205,724; W. Y. Fung, 0 shares; and H. J. Upbin, 7,039 shares at $124,097. The Corporate Development Incentive Plan is a restricted stock award with performance criteria based on one year's performance. Dividends are paid on restricted shares.

<F2> Employer matching 401(k) plan contribution of $6,791 and
     $2,400,000 deferred compensation distribution.

<F3> Employer matching 401(k) plan contribution.

<F4> Not an executive officer of the Company for the fiscal year.

<F5> W. J. McKenna has a contract of employment through November 30,
     1996. Effective May 1, 1995 his salary was increased to $820,000.

   The following two tables contain information covering stock options granted during the fiscal year ended April 30, 1995, to the Named Officers and the number and value of unexercised stock options held by those officers at the end of the last fiscal year. No SARs were granted in conjunction with the options.

                           OPTION GRANTS TABLE

                                               OPTION GRANTS DURING 1995 FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL RATES OF
                                                                                                     STOCK PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                                        FOR OPTION TERM
                                    -------------------------------------------                     --------------------------
                                                     % OF TOTAL
                                                      OPTIONS
                                                     GRANTED TO     EXERCISE OR
                                       OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION
                NAME                GRANTED (#)    FISCAL YEAR<F1>   ($/SHARE)         DATE           5% ($)          10% ($)
                ----                -----------    ---------------  -----------     ----------        ------          -------
   William J. McKenna.............      52,800         13.61           $20.31        06/01/04       $  674,406      $1,709,078
                                       100,000         25.78            19.69        11/22/04        1,238,294       3,138,079
                                       -------         -----                                        ----------      ----------
                                       152,800         39.39                                         1,912,700       4,847,157
                                       =======         =====                                        ==========      ==========
   Enoch Harding, Jr. ............       8,000          2.06            20.31        06/01/04          102,183         258,951
   James C. Jacobsen..............      20,800          5.36            20.31        06/01/04          265,675         673,273
                                        10,000          2.58            19.69        11/22/04          123,830         313,808
                                        ------         -----                                        ----------      ----------
                                        30,800          7.94                                           389,505         987,081
                                        ======         =====                                        ==========      ==========
   Wai Yiu Fung...................      10,000          2.58            20.31        06/01/04          127,729         323,689
   Hal J. Upbin...................      13,700          3.53            20.31        06/01/04          174,988         443,454
                                        10,000          2.58            19.69        11/22/04          123,829         313,808
                                        ------         -----                                        ----------      ----------

                                        23,700          6.11                                           298,817         757,262
                                        ======         =====                                        ==========      ==========


 -----

<F1> Total options granted during 1995 were 387,900 shares to the
     Named Officers and all other employees.

                                                OPTION EXERCISES IN 1995 FISCAL YEAR
                                                  AND FY-END 04/30/95 VALUE TABLE

                          (A)                            (B)              (C)                (D)                    (E)
                                                                                                                  VALUE OF
                                                                                                                UNEXERCISED
                                                                                          NUMBER OF             IN-THE-MONEY
                                                                                           OPTIONS                OPTIONS
                                                                                        AT FY-END (#)           AT FY-END ($)
                                                                                           04/30/95               04/30/95
                                                        SHARES
                                                     ACQUIRED ON         VALUE           EXERCISABLE/           EXERCISABLE/
                         NAME                       EXERCISE (#)      REALIZED ($)      UNEXERCISABLE          UNEXERCISABLE
                         ----                       ------------      ------------      -------------          -------------
   William J. McKenna..............................       0                0            41,340/244,210        $76,605/153,210
   Enoch Harding, Jr. .............................       0                0            10,200/ 24,800         24,017/ 16,011
   James C. Jacobsen...............................       0                0            26,100/ 65,000         82,733/ 55,156
   Wai Yiu Fung....................................       0                0             7,260/ 23,290         16,011/ 16,011
   Hal J. Upbin....................................       0                0            14,220/ 47,280         57,407/ 48,027

                           RETIREMENT PROGRAM

 PENSION PLAN

   The Kellwood Company Pension Plan is a defined benefit plan covering substantially all employees of the Company and participating subsidiaries. The basic annual pension benefit under the Plan for service after April 30, 1989 is equal to 12 times 0.5% of average monthly earnings times credited service after April 30, 1989, plus 12 times 0.5% of average monthly earnings, in excess of covered compensation, multiplied by years of credited service commencing on or after May

 1, 1989 up to 35 years. Covered compensation is defined as the average social security wage base for the 35 years before an employee reaches social security retirement age. Average monthly earnings under the Plan is the average of an employee's monthly earnings defined under the Plan paid during the highest paid five consecutive full calendar years within an employee's credited service. The amount of final benefits is not and cannot readily be calculated for each individual by the Plan's regular actuaries.

   Plan participants as of April 30, 1989, who continued as employees after April 30, 1989, will receive their amended accrued benefits as of April 30, 1989 plus benefits earned after that date. For employees earning $150,000 per year or more, an amended accrued monthly benefit as of April 30, 1994 was calculated. The amended accrued monthly benefits at April 30, 1994, for officers listed in the Summary Compensation Table were as follows: W. J. McKenna, Chairman and Chief Executive Officer, $9,333.49; E. Harding, Jr., Executive Vice President Operations, $1,766.95; J. C. Jacobsen, Vice Chairman, $5,560.28; and H. J. Upbin, President and Chief Operating Officer, $615.06. As of April 30, 1995, of the officers listed in the Summary Compensation Table, Mr. McKenna, Mr. Harding, Mr. Jacobsen and Mr. Upbin have approximately one year of credited service subsequent to May 1, 1994. As of April 30, 1995, Mr. Fung had no years of credited service. The table below is indicative of annual benefits for service after April 30, 1989, using covered compensation for employees retiring at normal retirement age in calendar 1995. Benefits for employees who retire in subsequent years will be lower reflecting increases in the average social security wage base.



                           PENSION PLAN TABLE

                                                                                     YEARS OF SERVICE
                                                             ---------------------------------------------------------------
                                 REMUNERATION                   5             10            15            20             30
                                 ------------                ------        -------        -------       -------       -------

                     $   50,000.........................     $1,852        $ 3,704        $ 5,556       $ 7,408       $11,112
                        100,000.........................      4,352          8,704         13,056        17,408        26,112
                        125,000.........................      5,602         11,204         16,806        22,408        33,612
                        150,000.........................      6,852         13,704         20,556        27,408        41,112
                        200,000.........................      6,852         13,704         20,556        27,408        41,112
                        250,000.........................      6,852         13,704         20,556        27,408        41,112
                        350,000.........................      6,852         13,704         20,556        27,408        41,112
                        500,000.........................      6,852         13,704         20,556        27,408        41,112
                        750,000.........................      6,852         13,704         20,556        27,408        41,112
                      1,000,000.........................      6,852         13,704         20,556        27,408        41,112
                      1,300,000.........................      6,852         13,704         20,556        27,408        41,112

   Section 401(a)(17) of the Internal Revenue Code limits annual earnings for purposes of calculating benefits under Kellwood's pension plan to $150,000. Section 415 of the Internal Revenue Code limits annual benefits payable from the plan at age 65 to $120,000. However, benefits accrued prior to the enactment of these limitations were not reduced accordingly.

        REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON
                         EXECUTIVE COMPENSATION

   This Report and the following Performance Graphs shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

 OVERVIEW

   The Company's Board of Directors has established a three member Compensation and Stock Option Committee (the "Committee"). Each member of the Committee is a non-employee director.

   The Securities and Exchange Commission has recently adopted rules which are designed to enhance disclosure of the policies of companies regulated by the Commission in regard to executive compensation. In response to these rules the Committee has prepared a report, as outlined below, on the Company's policies and practices with respect to executive compensation.

   The Company's executive officer compensation program consists of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and stock awards, and various benefits including medical, pension, and 401(k) savings plans generally available to employees of the Company.

 COMPENSATION POLICIES

   The Committee's executive compensation policies are designed to provide competitive levels of compensation which integrate pay with the Company's annual and longer term performance goals, reward above average performance, recognize individual initiative and achievements, assist the Company in attracting and retaining qualified executives and build the ownership of Company stock by key managers. The Committee is of the view that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management with the interests of the Company's shareowners which ultimately enhances shareowner value. The Committee further believes that bonus and other forms of incentive-based compensation encourage management to attain preset commercial goals for the Company.

 BASE SALARY

   The Committee reviews each executive officer's salary annually and considers recommendations submitted by the Chief Executive Officer. In determining appropriate salary levels, the Committee considers a variety of sources, including industry surveys, proxy statements, and outside consultants. The Committee also considers the level and scope of responsibility, experience, Company and individual performance, and internal equity. The Committee uses its discretion to set executive compensation where in its judgment external, internal, or an individual's circumstances warrant. By design, the Committee strives to set executives' salaries at competitive market levels. Increases are based on comparable companies' practices, the Company's achievement of its financial plan, and the individual's performance. The salary increases in fiscal 1995 were based on the Committee's review of the return on equity, net earnings as a percent of sales and earnings per share growth over the prior five years.

 ANNUAL CASH INCENTIVES

   Annual cash incentive compensation awards are made to executives to recognize and reward corporate and individual performance. Goals for Company and business unit performance are set at the beginning of each fiscal year. In determining whether to award cash bonuses, the Committee compares the Company's financial performance against its annual financial plan, considers individual performance, and Company performance against that of peer companies. In considering bonuses for executives other than Mr. McKenna, the Committee considers bonus recommendations submitted by the Chief Executive Officer. The Committee also receives an assessment of the performance of each executive from Mr. McKenna and discusses the assessments with him. When assessing the performance of Mr. McKenna, the Committee meets privately. In general, the Company's performance goals were not met for fiscal 1995.

 ANNUAL STOCK INCENTIVES

   The Committee administers the Company's Restricted Stock Compensation Plan and the Corporate Development Incentive Plan, both of which award shares of the Company's common stock. Under the Restricted Stock Compensation Plan, restricted shares are granted to qualified employees and are released from restrictions ratably over five years. Awards are limited to an aggregate of 25,000 shares for any Plan year. In fiscal 1995, no awards were made to any executive officers.

   The Committee selects key corporate executives to be participants in the Corporate Development Incentive Plan based upon its judgment of the executive's ability to significantly affect major decisions and actions which influence the continued profitable growth and development of the Company, the value of the executive's continuing service and the probable detriment of his or her employment by competitors. The Committee selects participants and sets the performance goals which must be achieved during the measurement period. The measures and objectives may be based on earnings per share, earnings before tax and gains on sale of assets, or other criteria which the Committee establishes. Payment of awards under the Plan are made in common stock. An award, if any, is made to a participant by the Company at the time the Committee determines that performance goals have been met. Restrictions on the shares lapse and shares are transferred to the participants in installments over approximately three years, provided the shares have not been forfeited. Awards granted to qualified employees under the Plan are limited to an aggregate of 105,000 shares for any Plan year. The shares covered by the awards may not be transferred, sold, pledged or otherwise disposed of prior to the lapse of restrictions. A target award level is established for each executive officer based on his or her level of responsibility. Based on Company earnings, a participant may have the opportunity to earn awards in excess of the targeted amounts for the Company's outstanding performance. Threshold standards required to be met before any stock bonus award is made are also established. In fiscal 1995, the performance goal was not met and no awards were made. See column (f) of the Summary Compensation Table.

 STOCK OPTIONS

   The Committee administers the Company's 1990 Omnibus Incentive Stock Plan which provides for awards of incentive stock options, non-qualified stock options and stock appreciation rights. These awards directly relate the amounts earned by the executives to the amount of appreciation realized by the Company's shareowners over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. While the Company encourages stock ownership by executives, it has not established any target levels for executive stock holdings. Awards are generally made at a level calculated to be competitive. See the Option Grants During 1995 Fiscal Year Table.

   The Committee considers stock option awards on an annual basis. These are normally awarded in May. In determining the amount of options awarded, the Committee generally establishes a level of award based on the position held by the individual and his or her level of responsibility, both of which reflect the executive's ability to influence the Company's long-term performance. The number of options previously awarded to and held by executives are also reviewed but are not an important factor in determining the size of the current award. The number of options actually awarded in any year is based on an evaluation of the individual's performance.

 OTHER BENEFIT PROGRAMS

   The executive officers participate in various health, life and disability insurance programs, pension plan and a retirement savings 401(k) plan, that are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites that are customary for their positions.

   The Committee believes that the overall program it has adopted, with its emphasis on long term compensation, serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its stockholders.

 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

   The Company's Chief Executive Officer, W. J. McKenna, has an Employment Agreement. Effective May 1, 1995, his salary was increased to $820,000 which is comparable to the compensation paid by companies of similar size. Mr. McKenna has had an Employment Agreement with the Company since 1982 which ends on November 30, 1996 and coincides with Mr. McKenna's seventieth birthday.

   The Committee did not approve a cash bonus to Mr. McKenna for fiscal 1995 as the Company's performance goals were not met.

   In approving the salary increase and the grant of stock options in fiscal 1995 to Mr. McKenna, the Committee took into account the level and scope of his responsibilities and contributions to the Company.

 COMPANY POLICY ON QUALIFYING COMPENSATION

   Internal Revenue Code Section 162(m), adopted in 1993, provides that publicly-held companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to the CEO and other executive officers which is not "performance based" as defined in
 Section 162(m). The Committee will continue to monitor the effect of this new provision on the Company's existing compensation plans and will take appropriate action if warranted in the future to maintain the deductibility of payments under the plan.

 COMMITTEE COMPOSITION

   This Report is submitted by the members of the Committee as of April 30, 1995.

       Raymond F. Bentele
       Richard P. Conerly
       James S. Marcus, Chairman

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Except as stated below, there are no interlocks or insider participation with any executive officers of the Company or with the members of the Committee, Messrs. Bentele, Conerly and Marcus. Mr. Genovese, a Director Nominee, is Chairman of the Board and President of Genovese Drug Stores, Inc. Mr. McKenna serves as a Director on that Board and also is a member of the Compensation Committee.

   Jerry M. Hunter was elected a director at the Annual Meeting of Shareowners held on August 25, 1994. Mr. Hunter is a partner in the law firm of Bryan Cave in St. Louis, Missouri. The services of the law firm have been retained during the last fiscal year and during the current fiscal year. Fees paid by the Company to Bryan Cave did not exceed five percent of the law firm's gross revenues for that firm's last fiscal year.

                           PERFORMANCE GRAPHS

   The following graphs compare the performance of Kellwood common shares with that of the S&P 500 and S&P Textile Indices. The graphs plot the growth in value of an initial $100 investment over the indicated time periods, with dividends reinvested.


                                TOTAL RETURN TO STOCKHOLDERS

Measurement Period               Kellwood Co.              S&P 500 Index             S&P Textile Index
- ------------------               ------------              -------------             -----------------
(Fiscal Year Covered)
- ---------------------
Measurement Pt-4/90                 $100                      $100                         $100
FYE 4/91                              98                       118                          128
FYE 4/92                             199                       134                          139
FYE 4/93                             193                       147                          139
FYE 4/94                             262                       154                          122
FYE 4/95                             200                       181                          118


                                TOTAL RETURN TO STOCKHOLDERS

Measurement Period               Kellwood Co.              S&P 500 Index             S&P Textile Index
- ------------------               ------------              -------------             -----------------
(Fiscal Year Covered)
- ---------------------
Measurement Pt-4/85                 $100                      $100                         $100
FYE 4/86                             221                       136                          201
FYE 4/87                             333                       172                          281
FYE 4/88                             293                       161                          195
FYE 4/89                             318                       198                          235
FYE 4/90                             177                       219                          255
FYE 4/91                             173                       258                          325
FYE 4/92                             351                       294                          355
FYE 4/93                             341                       321                          353
FYE 4/94                             463                       338                          310
FYE 4/95                             353                       397                          301



 OTHER OFFICER AGREEMENTS

   The Company has agreements with Messrs. McKenna, Jacobsen, and several of the other officers providing for compensation in connection with termination of employment following a Change in Control, as well as if all or substantially all of the Company's assets are sold by the Company, or the Company is liquidated or ceases to function as a going concern. These agreements provide for the payment of a lump sum within five days of the date of termination equal to the sum of (a) two times the officer's highest base salary in effect during the fiscal year in which the date of termination occurs, (b) two times the officer's average annual incentive awards during the last three full fiscal years, (c) the incentive award which, pursuant to any benefit plan of the Company, had accrued or would have accrued to the officer during the last full fiscal year, and (d) the last bonus award earned by the officer under the Company's annual bonus program.

 COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   The Securities Exchange Act of 1934 requires all executive officers and directors to report any changes in the ownership of common stock of the Company to the Securities and Exchange Commission, the New York Stock Exchange and the Company.

   Based solely upon a review of these reports and written representations that no additional reports were required to be filed in fiscal 1995, the Company believes that all reports were filed on a timely basis.

              APPROVAL OF THE KELLWOOD COMPANY 1995 OMNIBUS
                 INCENTIVE STOCK PLAN (PROXY ITEM NO. 2)

                    1995 OMNIBUS INCENTIVE STOCK PLAN

   At the June 1, 1995 meeting, the Board of Directors adopted the 1995 Omnibus Incentive Stock Plan (the "Plan") to succeed the 1990 Omnibus Incentive Stock Plan. This Plan is contingent upon shareowner approval and will be presented for approval at the annual meeting. The purpose of the Plan is to provide incentive to officers and other key employees of the Company and its subsidiaries to improve operations and increase profits by providing such key employees an opportunity to own shares of common stock of the Company or monetary payments based on the value of shares pursuant to other Plan Benefits.

   The following description of the Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Plan, a copy of which appears as Appendix A to this proxy statement. The following summary describes the material features of the Plan.

   RESERVED SHARES. For each Company fiscal year, commencing with the year ending April 30, 1996, there shall be reserved for issuance under the Plan two percent (2%) of the adjusted average common stock used by the Company to calculate fully diluted earnings per share for the preceding fiscal year (427,322 shares as of April 30, 1995). Shares previously reserved under the Company's 1990 Omnibus Incentive Stock Plan and the 1985 Non-qualified Stock Option Plan (the "Prior Plans") are also included. The maximum number of shares of common stock which may be granted to any participant for any fiscal year shall not exceed 300,000 shares.

   ADMINISTRATION. The Compensation and Stock Option Committee of the Board of Directors (the "Committee") consisting of at least three (3) nonemployee directors will administer the Plan. The Committee will determine individuals to receive grants, determine the number of shares to be awarded, the period, terms and conditions of the grant. The Committee may interpret the Plan and establish rules to administer the Plan.

   ELIGIBILITY. Benefits may be granted to officers and other key employees of the Company or its subsidiaries.

   BENEFITS UNDER THE PLAN. Benefits under the Plan may be granted in any one or a combination of Incentive Stock Options, Non-Qualified Stock Options, and Stock Appreciation Rights ("SARS").

   STOCK OPTIONS AND SARS. The option exercise price of both Incentive Stock Options and Non-Qualified Stock Options must be at least 100% of the fair market value of the Company's common stock on the date of grant. The value of SARs will be based on the fair market value on the date of grant of the related option or on the date of grant of the SAR, whichever is applicable.

   Stock options and SARs shall be exercisable not earlier than six months and not later than ten years after the date of grant. Shareowner approval is being sought at the August 24, 1995 annual meeting. Any benefits granted in advance of such approval will be null and void if it is not obtained.

   Benefits are generally not transferable and may be exercised only by the employee. Benefits may be exercised after death by the executor or administrator or by the person to whom the benefit has passed under will or by law.

   TERMS OF BENEFITS TO BE ESTABLISHED BY THE COMMITTEE. The Plan provides that the Committee may (in its discretion) grant benefits which include the following provisions:

     (a) Payment of Option Price: may be made by delivering shares of Company stock already owned by the optionee if the Company agrees in advance to such payment.

     (b) Withholding: on non-qualified stock option or SAR exercise may be satisfied out of shares otherwise deliverable if the Company agrees in advance to such procedure.

     (c) Exercise after termination of employment: depending upon the reason for termination, benefits may terminate, or may be exercisable for varying periods after termination, or may continue as originally granted.

     (d) Installments: benefits may provide that they are exercisable only in installments over a period of years.

   ADJUSTMENT. The number of shares of Company stock subject to a benefit shall be adjusted if there is an increase in the number of issued shares without the payment of new consideration to the Company (for example, due to a stock dividend). Each benefit may also provide for the continuation or adjustment of benefits if the Company is merged, reorganized or similarly affected.

   AMENDMENT. The Board may amend the Plan not more than once every six months, and any such amendments may not adversely affect the Plan's status as a protected plan for purposes of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act").

   CHANGE IN CONTROL. "Change in Control" of the Company shall occur if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years individuals who at the beginning of the two-year period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board.

   FEDERAL INCOME TAX CONSEQUENCES. Under current U.S. federal tax law, a participant who is granted an option or SAR will not realize any taxable income at the time of grant. The participant will have taxable income at the time of exercise of a non-qualified stock option equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a corresponding deduction. The participant will have no taxable income at the time of the exercise of an Incentive Stock Option and any gain realized on the subsequent disposition of the stock will qualify for long-term capital gain treatment if the shares are held for at least two years from the date of grant of the option and one year from the date of its exercise. The Company will not be entitled to any deduction if shares obtained upon the exercise of an Incentive Stock Option are disposed of after meeting the holding periods. The participant will have taxable income at the time of the exercise of an SAR equal to the amount of cash or value of shares received upon exercise.

   ESTIMATE OF BENEFITS. At present it is proposed that the following number of options will be granted to the following individuals on August 25, 1995, at an option price equal to the fair market value of the shares on that date if the Plan is approved:

                                                                                                            NUMBER OF
                                                                                                           SECURITIES
                                                                                                           UNDERLYING
                                                        NAME AND POSITION                                 OPTIONS GRANTED
                                                        -----------------                                 ---------------

                     William J. McKenna....................................................................          96,000
                       Chairman of the Board and Chief Executive Officer
                     Enoch Harding, Jr. ...................................................................          12,000
                       Executive Vice President Operations
                     James C. Jacobsen.....................................................................          30,000
                       Vice Chairman
                     Wai Yiu Fung..........................................................................           8,000
                       Director of the Company, Deputy Chairman and Managing Director, Smart Shirts Limited
                     Hal J. Upbin..........................................................................          30,000
                       President and Chief Operating Officer
                     All Executive Officers (including persons named above)................................         262,000
                     All Nonemployee Directors.............................................................               0
                     All Employees other than Executive Officers...........................................         109,500

   There are approximately 100 persons currently participating in the proposed Plan, but this number may increase or decrease at the Committee's discretion.

   SHAREOWNER APPROVAL. This Plan was adopted by the Board of Directors of the Company on June 1, 1995. The Plan shall be null and void if shareowner approval is not obtained at the 1995 annual meeting of shareowners.

 VOTE REQUIRED

   The vote of a majority of the shares present and voting at the meeting is required for approval of the Plan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
 PLAN.

         APPROVAL OF THE KELLWOOD COMPANY 1995 STOCK OPTION PLAN
              FOR NONEMPLOYEE DIRECTORS (PROXY ITEM NO. 3)

            1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

   On June 1, 1995, the Board of Directors adopted the 1995 Stock Option Plan for Nonemployee Directors (the "Directors Plan") which shareowners are asked to approve at the annual meeting. The purpose of the Directors Plan is to attract and retain outstanding individuals to serve as members of the Board of Directors of the Company by providing such persons opportunities to acquire shares of the common stock of the Company on advantageous terms thereby giving them a stake in the growth and profitability of the Company in order to enable them to represent the viewpoint of other shareowners of the Company more effectively.

   The following description of the Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Plan, a copy of which appears as Appendix B to this proxy statement. The following summary describes the material features of the Plan.

                      SUMMARY OF THE DIRECTORS PLAN

   GRANT OF OPTIONS. Each person who remains or becomes a Nonemployee Director of the Company on the date of the 1995 annual meeting of shareowners will be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the 1995 annual meeting. Each person who becomes or remains a Nonemployee Director after the date of the 1995 annual meeting shall be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the first annual meeting of shareowners at which such person was elected or remained a Nonemployee Director.

   Each Nonemployee Director who is granted an initial option to purchase 1,000 shares of Common Stock (under this Directors Plan or under the prior Supplement Plan for Nonemployee Directors) shall be granted additional options to purchase 1,000 shares of Common Stock on the first business day after the date of each succeeding annual meeting of shareowners at which the Nonemployee Director remains a member of the Board.

   OPTION PRICE. The option price for each option granted to Nonemployee Directors shall be 100% of the fair market value of the shares subject to option on the date of option grant. The option price may be paid by check or by the delivery of shares of Common Stock then owned by the participant.

   TERM; TERMINATION OF SERVICE. The option term shall be ten years. All options granted to Nonemployee Directors shall become fully exercisable one year after the date of option grant, or upon a Change in Control of the Company. The period of exercise following death shall be one year. In the event of any other termination of service on the Board, each option shall be exercisable for the balance of its ten year term.

   SHAREOWNER APPROVAL. This Directors Plan was adopted by the Board of Directors of the Company on June 1, 1995. The Directors Plan shall be null and void if shareowner approval is not obtained at the 1995 annual meeting of shareowners.

   SHARES RESERVED. 100,000 shares of Common Stock which may be newly-issued or treasury shares. The number of shares reserved and subject to option shall be adjusted if the Company changes the number of issued shares without consideration (such as by stock dividend or stock split).

   FEDERAL INCOME TAX CONSEQUENCES. Under current U.S. federal tax law, a nonemployee director who is granted an option will not realize any taxable income at the time of grant. The director will have taxable income at the time of exercise equal to the difference between the option price and the fair market value of the shares on the date of exercise and the Company will be entitled to a corresponding deduction.

   ESTIMATE OF BENEFITS. There are seven Nonemployee Directors in the proposed Directors Plan. If this Directors Plan is approved, then on August 25, 1995, the day after the Annual Shareowners Meeting, the seven Nonemployee Directors, as a group, will be granted 7,000 option shares at an option price equal to the fair market value of the shares on that date.

 VOTE REQUIRED

   The vote of a majority of the shares present and voting at the meeting is required for approval of the Directors Plan.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE DIRECTORS PLAN.

                         INDEPENDENT ACCOUNTANTS

   The Audit Committee recommended to the Board and the Board approved on June 1, 1995, the retention of Price Waterhouse LLP to serve as the Company's independent accountants for fiscal year 1996.

   Representatives of Price Waterhouse LLP will be present at the annual meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                  Thomas H. Pollihan
                                  Vice President, Secretary and
                                  General Counsel

 St. Louis, Missouri
 July 13, 1995

                                                             APPENDIX A

                            KELLWOOD COMPANY

                    1995 OMNIBUS INCENTIVE STOCK PLAN

   1. PURPOSE. The purpose of the Kellwood Company 1995 Omnibus Incentive Stock Plan (the "Plan") is to provide incentive to officers and other key employees of Kellwood Company ("the Company") and its subsidiaries to improve operations and increase profits by providing such key employees an opportunity to own shares of the Common Stock of the Company or monetary payments based on the value of such shares pursuant to the benefits described herein.

   2. RESERVED SHARES. For each fiscal year of the Company, commencing with the year ending April 30, 1996, there shall be reserved for issuance under this Plan a number of shares equal to two percent (2%) of the adjusted average Common Stock outstanding used by the Company to calculate fully diluted earnings per share for the preceding fiscal year. The maximum number of shares of Common Stock which may be available for the award of benefits to any participant for any fiscal year of the Company shall not exceed three hundred thousand (300,000) shares. Any shares of Common Stock reserved for issuance hereunder in previous years and any shares of Common Stock subject to an award which lapses, is forfeited, expires or terminates, shall be available for awards under this Plan. The shares issued under this Plan may be either authorized but unissued or treasury shares of the Company.

   The shares hereby reserved are in addition to the shares previously reserved under the Company's 1990 Omnibus Incentive Stock Plan and the 1985 Non-qualified Stock Option Plan (the "Prior Plans"). Any shares reserved for issuance under the Prior Plans in excess of the number of shares as to which benefits have been granted on the date of stockholder approval of this Plan, plus any such shares as to which benefits granted under the Prior Plans may lapse, expire, terminate or be cancelled after such date, shall also be reserved and available for issuance in connection with benefits under this Plan.

   Benefits may be granted hereunder to persons who are or previously were participants under this or other plans of the Company and may be granted in substitution, exchange or cancellation of options or other benefits then or theretofore held under this Plan or other plans of the Company. Benefits granted under this Plan may be mutually rescinded and new benefits granted in lieu thereof from time to time as may be initially determined by the Committee and agreed to by the holders thereof.

   3. ADMINISTRATION. The Board of Directors shall appoint a Committee (which may be the Compensation and Stock Option Committee of the Board of Directors) consisting of not less than three (3) members of the Board of Directors not then eligible to participate in the Plan to administer the Plan. Subject to the provisions of the Plan, the Committee shall determine the individuals to whom and the time or times at which benefits shall be granted, the number of shares to be subject to each benefit, and the period of any such benefit and shall determine other terms and conditions of the respective benefits which may or may not be identical. The Committee shall also interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determinations of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

   The Committee may authorize the modification or mutual rescission of any outstanding benefit when, and subject to such conditions, as deemed to be in the best interest of the Company and in accordance with the purpose of the Plan.

   4. ELIGIBILITY. Benefits may be granted to officers and other key employees of the Company or any or all of its present or future subsidiaries, such key employees being those employees to whom, in the judgment of the Committee, the granting of benefits will further the purpose of the Plan. A director of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary shall not be eligible to participate in the Plan. A key employee who has been granted a benefit hereunder or under any other option plan of the Company may be granted an additional benefit hereunder.

   5. TYPES OF BENEFITS. Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; and (c) Stock Appreciation Rights, all as described below.

   6. STOCK OPTIONS. Both Incentive Stock Options and Non-qualified Stock Options will consist of stock options to purchase Common Stock at purchase prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant. All options shall be exercisable not earlier than six months and not later than ten years after the date they are granted. The aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000.

   7. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any stock option granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

     (a) A Stock Appreciation Right relating to an option may be made part of such option at the time of its grant or at any time thereafter up to six months prior to its expiration.

     (b) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the fair market value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to an option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any option, such appreciation shall be measured from not less than the fair market value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

     (c) Each Stock Appreciation Right will be exercisable at the times and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than six months or later than ten years after its grant. Exercise of a Stock Appreciate Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised.

   8. TERMINATION OF EMPLOYMENT. In the event that the employment of a participant is terminated for cause, the participant's right to exercise benefits shall immediately terminate. In the event that the employment of a participant is terminated by reason of death, the participant's executor or administrator shall have the right to exercise the benefit as provided in paragraph 10 hereof. In the event that the employment of a participant is terminated by reason of total and permanent disability or retirement pursuant to any pension or retirement plan of the Company, the participant shall have the right to exercise any benefit within the terms of its grant. In the event that employment of a participant who is also an officer of the Company is terminated either voluntarily or involuntarily within one year following a Change in Control of the Company, all restrictions on the exercise of a benefit, whether contained in this Plan or in the benefit grant, shall lapse and the participant shall be entitled to exercise the benefit at any time within three (3) months after such voluntary or involuntary termination, but not thereafter and then only within the original period for the benefit. In the event a participant is terminated as a result of a Sale of Part of the Company, the Committee, in its sole discretion, may accelerate the lapse of all restrictions on any benefit held by the participant and the participant shall be entitled to exercise the benefit at any time within three (3) months after the termination with all benefits not then exercised to be forfeited. In the event that employment of a participant is terminated for any reason other than cause, death, total and permanent disability, retirement, Sale of Part of the Company or, in the case of an officer of the Company, within one (1) year following the Change in Control of the Company, any benefit may be exercised by the participant (to the extent that he or she is otherwise entitled to exercise that benefit) at any time within three
 (3) months after such termination, but not thereafter and then only within the original period for the benefit. Nothing in the Plan or in any benefit shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or of any subsidiary to terminate his or her employment at any time. Leaves of absence for military service, illness and transfers of employment between the Company and any subsidiary shall not constitute termination of employment for these purposes.

   9. ADJUSTMENT PROVISIONS.

     (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to it (such as by stock dividends, stock splits or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such benefit shall not be changed. The Board of

   Directors may also provide for the continuation of benefits or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

     (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares otherwise reserved or available hereunder, the Board may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     (c) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"):

       (i) any participant to whom an option has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition;

       (ii) any participant to whom a Stock Appreciation Right has been granted under the Plan shall have the right (subject to the provisions of the Plan and any limitation applicable to such right) thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate fair market value on the applicable date (as set forth in such right) of the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock subject to such Stock Appreciation Right, immediately prior to such Acquisition and the aggregate option price of the related option, or the aggregate fair market value on the date of grant of the right, whichever is applicable.

   The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

   10. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable by the employee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the employee's lifetime, only by the employee. In the event of the death of a participant during employment, each benefit theretofore granted to the employee shall be exercisable up to one (1) year after the employee's death (but not beyond the stated duration of the benefit) and then only:

     (a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

     (b) To the extent that the deceased participant was entitled to do so at the date of death.

 Notwithstanding the foregoing, at the discretion of the Committee, a grant of a benefit may permit the transfer of the benefit by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

   11. OTHER PROVISIONS. The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under stock options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, restrictions on resale or other disposition, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

   12. WITHHOLDING. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of a Non-qualified Stock Option or Stock Appreciation Right, by electing to (i) have the Company withhold shares of Common Stock, (ii) tender back shares of Common Stock received in connection with such benefit or (iii) deliver other previously owned shares of Common Stock, in each case having a fair market value equal to the amount to be withheld.

   13. DEFINITIONS.

     (a) The term "subsidiary" shall include any corporation defined as a subsidiary of the Company in Section 424 of the Internal
   Revenue Code of 1986, as amended.

     (b) "Fair market value" of Common Stock of the Company on any particular date shall be determined in such manner as the Committee may deem equitable or as required by applicable provisions or regulations under the Internal Revenue Code.

     (c) "Change in Control" of the Company shall occur if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
   Act) directly or indirectly of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years individuals who at the beginning of the two-year period were members of the Board of Directors cease for any reason to constitute at least a majority of the Board.

     (d) "Sale of Part of the Company" shall mean the sale of any part of the Company at a price equal to or greater than $10 million.

   14. DURATION, AMENDMENT AND TERMINATION. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. The Plan may not be amended more frequently than once every six months and no amendment shall result in any Committee member losing his or her status as a "disinterested" administrator under Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3") with respect to any employee benefit plan of the Company or result in the Plan losing its status as a protected plan under Rule 16b-3.

   15. STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors of the Company on June 1, 1995. The Plan and any benefits granted thereunder shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors unless counsel for the Company shall have rendered an opinion that stockholder approval is not required to bring the Plan within the protection of Rule 16b-3.

                                                             APPENDIX B

                            KELLWOOD COMPANY

                         1995 STOCK OPTION PLAN

                        FOR NONEMPLOYEE DIRECTORS

   1. PURPOSE. The purpose of the Kellwood Company 1995 Stock Option Plan for Nonemployee Directors (the "Plan") is to encourage directors who are not officers or full-time employees of Kellwood Company (the "Company") or any of its subsidiaries ("Nonemployee Directors") to become stockholders in the Company thereby giving them a stake in the growth and profitability of the Company, to enable them to represent the viewpoint of the stockholders of the Company more effectively and to encourage them to continue serving as directors.

   2. SHARES RESERVED. There is hereby reserved for issuance under the Plan an aggregate of 100,000 shares of Common Stock which may be newly-issued or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under this Plan, all unissued shares subject to the option may again be used for new options granted under this Plan.

   3. GRANT OF OPTIONS. Each person who becomes a Nonemployee Director of the Company on the date of the 1995 annual meeting of stockholders shall be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the annual meeting. Each person who becomes a Nonemployee Director after the date of the 1995 annual meeting shall be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the next succeeding annual meeting of stockholders.

   Each Nonemployee Director who is granted an initial option to purchase 1,000 shares of Common Stock hereunder shall be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of each succeeding annual meeting of stockholders on which the Nonemployee Director is a member of the Board. Each Nonemployee Director who was granted an initial option to purchase 1,000 shares of Common Stock under the Supplement to the Company's 1990 Omnibus Incentive Stock Plan shall be granted an option to purchase 1,000 shares of Common Stock on the first business day after the date of the 1995 annual meeting and on the first business day after the date of each succeeding annual meeting of stockholders on which the Nonemployee Director is a member of the Board.

   4. OPTION PRICE. The option price for each option granted to Nonemployee Directors shall be equal to the average of the highest and lowest selling prices of the shares subject to option as reported on the New York Stock Exchange Composite Transactions list on the date of option grant. The option price may be paid by check or by the delivery of shares of Common Stock then owned by the participant.

   5. TERM; TERMINATION OF SERVICE. The option term shall be ten years. All options granted to Nonemployee Directors shall become fully exercisable one year after the date of option grant. All options shall also become fully exercisable upon a Change in Control of the Company (as defined in Section 13(c) of the Kellwood Company 1995 Omnibus Incentive Stock Plan). The period of exercise following death of a director shall be one year. In the event of any other termination of service on the Board, each option shall be exercisable for the balance of its ten year term.

   6. NONTRANSFERABILITY. Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Nonemployee Director's lifetime only by the director or the director's guardian or legal representative. If a director dies during the option period, any option granted to the director may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution.

   7. ADJUSTMENT PROVISIONS.

     (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to it (such as by stock dividends, stock splits or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be adjusted so that the aggregate consideration payable to the Company and the value of each option shall not be changed.

     (b) In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Nonemployee Director to whom an option has been granted under the Plan shall have the right during the remaining term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

   8. REGISTRATION AND LEGAL COMPLIANCE. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate including, without limitation, provisions to comply with federal and state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for Common Stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which Common Stock of the Company may at that time be listed. If the Company shall be advised by its counsel that the shares deliverable upon exercise of an option are required to be registered under the Securities Act of 1933, as amended (the "Act") or any state securities law or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such option, but delivery of shares by the Company may be deferred until such registration is effective or such prospectus is available.

   9. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board of Directors may suspend or terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations or to permit the Company or the Nonemployee Directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, that this Plan may not be amended more than once every six months and that no amendment shall, without stockholder approval, increase the number of shares of Common Stock which may be issued under the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing to Nonemployee Directors under the Plan. No such amendment, suspension or termination shall impair the rights of Nonemployee Directors under any outstanding options, or make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Rule 16b-3.

   10. STOCKHOLDER APPROVAL. This Plan was adopted by the Board of Directors of the Company on June 1, 1995. The Plan shall be null and void if stockholder approval is not obtained at the 1995 annual meeting of stockholders.

P
R
O
X
Y

                    KELLWOOD COMPANY

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              ANNUAL MEETING AUGUST 24, 1995

WILLIAM J. MCKENNA, THOMAS H. POLLIHAN, JANE B. CAMPBELL, and each of them, are hereby appointed proxies of the Shareowner(s) signing the reverse side hereof, with power of substitution acting by a majority of the proxies present and voting, or if only one proxy is present and voting then acting by that one, to vote the shares of Kellwood Company common stock which the Shareowner(s) is
(are) entitled to vote, at the ANNUAL MEETING OF SHAREOWNERS to be held at 600 Kellwood Parkway, St. Louis, Missouri on August 24, 1995, at 9:00 A.M., and at any adjournment thereof, with all the powers the signing Shareowners would possess if present. The proxies are instructed to vote as specified on the REVERSE SIDE.

Election of   FOR the maximum number of nominees           (change of address)
Director:     listed below (except as indicated         ------------------------
              on the reverse side) who (as selected     ------------------------
              by the Proxies in their discretion) may   ------------------------
              be elected pursuant to cumulative voting. ------------------------
                                                        (If you have written in
                                                        the above space, please
R. F. Bentele, E. S. Bottum, K. G. Dickerson            mark the corresponding
L. Genovese, H. J. Upbin and F. W. Wenzel               box on the reverse side
                                                        of this card.)

The shares represented by this Proxy will be voted as specified by the Shareowner(s), SEE REVERSE SIDE, but if no specification is made, this Proxy will be voted FOR the election of Directors and
FOR each of the matters set forth on the REVERSE SIDE, all as set forth in the notice of annual meeting dated July 13, 1995, and the accompanying Proxy Statement. Discretion will be used with respect to voting such other matters as may properly come before the meeting.
                                                                -----------
                                                                SEE REVERSE
                                                                     SIDE
000000                                                          -----------

/X/ Please mark your
    votes as in this
    example.
                                                          FOR AGAINST ABSTAIN
                 FOR     WITHHELD    2. Approve the       / /   / /    / /
1. Election of   / /       / /          Kellwood Company
   Directors                            1995 Omnibus
   (see reverse)                        Incentive Stock
                                        Plan.
For, except vote withheld
from the following nominee(s):

- ------------------------------

                                     3. Approve the       / /   / /    / /
                                        Kellwood Company
                                        1995 Stock
                                        Option Plan for
                                        Nonemployee
                                        Directors

                                / / Change
                                      of
                                    Address

SIGNATURE(S) ---------------------------------------------- DATE--------------

SIGNATURE(S) ---------------------------------------------- DATE--------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.